UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2009

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 Harvard Mill Square

Wakefield, Massachusetts 01880

Registrant’s telephone number, including area code: (781) 246-3343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Edgewater Technology, Inc. (“Edgewater” or the “Company”), through its wholly-owned subsidiary, Edgewater Technology-Fullscope, Inc., entered into an Agreement and Plan of Merger and Reorganization, dated as of December 31, 2009 (the “Merger Agreement”), by and among Edgewater; Edgewater Technology-Fullscope, Inc.; Fullscope, Inc. (“Fullscope”), a Delaware corporation; and Rurik G. Vandevenne, as the Designated Agent to the Agent Committee, providing for the acquisition of the outstanding stock of Fullscope (the “Acquisition”). The Merger Agreement contains certain representations, warranties, covenants and indemnities, which among other things provides the Company with certain rights related to the Acquisition. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Acquisition of Fullscope: On December 31, 2009, Edgewater, through its wholly-owned subsidiary, Edgewater Technology-Fullscope, Inc, a Delaware corporation, acquired the outstanding stock of Fullscope, pursuant to the terms of the Merger Agreement (the “Closing”).

The Company paid to the stockholders of Fullscope upfront cash consideration of $12.5 million, subject to net working capital adjustments to be calculated post-Closing. In addition, the transaction includes an earnout agreement under which positive net income, if any, generated by Fullscope from its Process Business Unit over the next 18 months will be passed through and paid to the former Fullscope stockholders. It is currently anticipated that future payments related to the Process Business Unit will be in the range of $2.0 million to $2.5 million.

Source of Funds: The Acquisition will be accounted for as a stock purchase. The $12.5 million in upfront cash consideration was funded from Edgewater’s working capital.

Description of Business of Acquired Entity: Headquartered in Athens, Alabama, Fullscope is a leading application service provider focused solely on Microsoft Dynamics AX enterprise manufacturing software. Fullscope’s solutions and services are targeted at improving operational efficiencies, increasing the speed and flexibility of manufacturing operations and providing real-time insight into production processes. Fullscope has delivered its services to organizations across various vertical markets including Manufacturing, Consumer Packaged Goods and Healthcare/Life Sciences.

On January 4, 2010, the Company issued a press release regarding the matters described in this Item 1.01. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Merger Agreement and the Acquisition is incorporated by reference into this Item 2.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

As of the date of this Report, it is impracticable for the registrant to provide financial statements of the business acquired. In accordance with Item 9.01(a)(4) of Form 8-K, such financial statements shall be filed by an amendment on Form 8-K/A in accordance with the requirements of Form 8-K.

(b) Pro forma financial information.

As of the date of this Report, it is impracticable for the registrant to provide pro forma financial information of the business acquired. In accordance with Item 9.01(b)(2) of Form 8-K, such pro forma financial information shall be filed by an amendment on Form 8-K/A in accordance with the requirements of Form 8-K.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger and Reorganization dated as of December 31, 2009, by and among Edgewater Technology, Inc.; Edgewater Technology-Fullscope, Inc.; Fullscope, Inc.; and Rurik G. Vandevenne*

99.1	Edgewater Technology, Inc. Press Release dated January 4, 2010.

*	All Exhibits and Schedules have been omitted from the filed copy of this agreement. The registrant will furnish, supplementally, a copy of such Exhibits and Schedules to the Commission upon request.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2010

EDGEWATER TECHNOLOGY, INC.

By:	/S/ TIMOTHY R. OAKES
Name:	Timothy R. Oakes
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)